EXHIBIT 23.1
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CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Annual Report on Form 40-F of Teck Cominco Limited of our report dated February 7, 2003 relating to the consolidated financial statements, which appears in the Annual Report to Shareholders.



/s/ PricewaterhouseCoopers LLP

CHARTERED ACCOUNTANTS
Vancouver, British Columbia
April 4, 2003